     The following table shows scheduled lease expirations for all leases for the Industrial Properties as of March 31, 1996.

                                                            ANNUAL                       PERCENTAGE
                               NUMBER         GLA OF       BASE RENT      PERCENTAGE       ANNUAL
                              OF LEASES      EXPIRING     OF EXPIRING       OF GLA       BASE RENT
                              EXPIRING        LEASES        LEASES         EXPIRING       EXPIRING
                              ---------     ----------    -----------     ----------     ----------
1996........................     164         1,020,000    $ 4,818,000          35%            35%
1997........................     126           533,000      2,559,000          18             19
1998........................      93           487,000      2,611,000          17             19
1999........................      35           279,000      1,359,000          10             10
2000........................      15            47,000        268,000           2              2
2001........................       4            71,000        307,000           2              2
2002........................       1           302,000      1,015,000          10              7
2003........................       2            61,000        328,000           2              2
2004........................       1            90,000        469,000           3              3
2005 and thereafter.........       1            12,000         58,000           1              1
                                 ---         ---------    -----------        ----           ----
Totals......................     442         2,902,000    $13,792,000         100%           100%
                                 ===         =========    ===========        ====           ====

ACQUISITION PROPERTIES

     Management believes that an attractive opportunity exists to acquire well-located industrial properties at prices below replacement cost in markets where rents are expected to increase in the near term. The Company has entered into agreements to acquire the nine Acquisition Properties located in California and containing an aggregate of 1,352,000 leasable square feet, for an aggregate purchase price of $54.1 million, including budgeted capital expenditures of approximately $1.7 million. The Company will finance the Acquisition Properties with the net proceeds of this Offering, and its acquisition line of credit. See "-- Acquisition Line of Credit."

     The Company expects to close the purchases of the Acquisition Properties shortly after completion of this Offering. The Company has satisfied itself as to major matters, such as title, condition and environmental matters, and the purchases remain subject to satisfaction of other customary conditions for similar transactions in the real estate industry, such as non-occurrence of unexpected events prior to closing, funding and issuance of satisfactory title insurance policies.

     The Company's acquisition of the Acquisition Properties continues the Company's efforts of building its influence and diversification in its target markets so as to better enable it to meet the changing needs of its tenants, be a factor in affecting market rents and offer a diversity of product to a greater portion of the tenant market.

                                  Exhibit 99.2

     The following table presents information regarding the Acquisition Properties as of March 31, 1996.

                                                                                             AVERAGE
                                                                                               BASE
                                                 DATE                   LEASABLE    NUMBER     RENT
                                                 COM-      PURCHASE      SQUARE       OF     PER SQ.
       PROPERTY                LOCATION         PLETED     PRICE(1)      FOOTAGE    TENANTS   FT.(2)    OCCUPANCY(2)
- -----------------------  ---------------------  -------   -----------   ---------   ------   --------   ------------
Eden Landing Commerce
  Park.................  Hayward, CA            1972-74   $ 7,950,000     193,358     104      $.63           88%
San Marcos Commerce
  Center...............  San Marcos, CA            1985     2,900,000      72,100      15       .38           94
Bay San Marcos
  Industrial Center....  San Marcos, CA            1988     4,790,000     121,768       7       .41           90
Escondido Business
  Center...............  Escondido, CA          1988-92    10,610,000     251,464      64       .48           94
Bell Ranch Industrial
  Park.................  Santa Fe Springs, CA      1981     3,850,000     128,640       2       .27          100
La Mirada Business
  Center...............  La Mirada, CA             1975     3,750,000      82,010      48       .61           88
Pacific Park...........  Aliso Viejo, CA           1988     7,050,000      99,622      39       .94           92
North County Business
  Park.................  Yorba Linda, CA        1987-89     6,550,000     105,516      13       .57           94
Riverview Industrial
  Park.................  San Bernardino, CA        1980     6,650,000     297,180       8       .25           87
                                                          -----------   ---------     ---
Total or Weighted
  Average..............                                   $54,100,000   1,351,658     300                     91
                                                          ===========   =========     ===

- ---------------
(1) Includes budgeted capital expenditures of approximately $1.7 million.

(2) Based upon March 1996 rent rolls.

     Eden Landing Commerce Park. This business park is located in Hayward near Interstate 880, a major East Bay transportation corridor and contains a total of approximately 193,000 leasable square feet. This business park is the Company's first investment in Northern California. The Company intends to locate a regional manager at this site and expects to acquire additional properties in this region in the future.

     San Marcos Commerce Center, Bay San Marcos Industrial Center and Escondido Business Center. These business parks, consisting of an aggregate of 445,000 leasable square feet, are located in the same market as the Company's Vista Distribution Center. Combined with the 357,000 leasable square feet at Vista, the Company will have a significant presence in the North San Diego County market and will have a wide variety of space available to meet tenant demands for premises ranging in size from 500 to 50,000 leasable square feet.

     San Marcos Commerce Center contains approximately 72,000 leasable square feet of industrial/warehouse space in six single story multi-tenant buildings. Each building has 16 foot ceiling clearance and ground-level loading doors. The property is located off Highway 78 between Interstates 5 and 15. Management believes that it can improve this property's performance by addressing deferred maintenance and utilizing its own management personnel.

     Bay San Marcos Industrial Center contains approximately 122,000 leasable square feet of warehouse and distribution space in two single story multi-tenant buildings. One of the buildings has 12 dock-high and 14 ground-level loading doors, while the other has 14 dock-high loading doors. Both buildings have 22 to 24 feet ceiling clearances and truck staging and loading areas. The property is located off Highway 78, between Interstates 5 and 15.

     Escondido Business Center contains approximately 251,000 leasable square feet of multi-tenant industrial space in 13 buildings. The property consists of three phases, providing tenants with a variety of premises from 500 square feet multi-tenant space to 20,000 square feet single tenant buildings with both dock-high and ground-level loading doors and 16 feet ceiling clearances. This property is located at the junction of Highway 78 and Interstate 15. The Company intends to locate a regional manager at this location, who will have responsibility for the Company's approximately 802,000 leasable square feet in North San Diego County.

     Bell Ranch Industrial Park, La Mirada Business Center, Pacific Park and North County Business Park. These business parks, consisting of an aggregate of approximately 416,000 leasable square feet, are located in the same market as the Company's Garden Grove Industrial Center and Pacific Gulf Business Center. Combined with the 441,000 leasable square feet at these existing properties, the Company will have a significant presence in the Orange County market and will have a variety of space available to meet tenant demands for premises ranging in size from 500 to 73,000 leasable square feet.

     Bell Ranch Industrial Park contains approximately 129,000 leasable square feet of warehouse space in one multi-tenant building. The Property is located in an excellent industrial area between Interstates 5 and 605 in the City of Santa Fe Springs. The tenants currently occupying this property have leases at rental rates significantly below current market rates.

     La Mirada Business Center contains approximately 82,000 leasable square feet in six free-standing buildings. The six buildings are designed for and utilized by a variety of small office or light industrial users seeking premises between 500 to 2,000 leasable square feet. This property is located in the triangle of highways created by Interstates 5 and 605 and Highway 91, providing its tenants with superior access to Los Angeles, Orange County and the Inland Empire. This property is being purchased from a financial institution. Management believes that it can improve this property's financial performance by addressing deferred maintenance and improving management.

     Pacific Park is an approximately 100,000 leasable square foot business park consisting of six multi-tenant buildings. The warehouse portion of each building has a rear grade-level truck door and 16 feet ceiling clearances. Management believes that the desirability of this property will be enhanced upon the completion of the nearby San Joaquin Hills Tollway, which is expected in late 1996.

     North County Business Park, which contains approximately 106,000 leasable square feet, is a business park in a master planned business development. This property consists of four buildings near Highway 91 in Northern Orange County. The Company believes it will be able to improve this property's financial performance by replacing existing absentee management with the Company's own management personnel.

     Riverview Industrial Park. This property consists of approximately 297,000 square feet of multi-tenant industrial/warehouse space with five buildings, and is located in the same market as the Company's Etiwanda, Golden West and Crescent business parks. Combined with the approximately 1,009,000 leasable square feet located at these existing properties, the Company will have an aggregate of approximately 1,306,000 leasable square feet in the Inland Empire. The property is located near the junction of Interstates 10 and 215, major transportation corridors for the Inland Empire. The buildings have a mix of dock-high and grade-level loading doors and 20 to 22 feet ceiling clearances. The Company is acquiring this property from an insurance company, which had foreclosed on the property, and expects to improve the property's financial performance by addressing deferred maintenance items and managing the property from its existing regional office located at its Golden West property.